UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 22, 2011

Così, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50052	06-1393745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1751 Lake Cook Road, Suite 600; Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (847) 597-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Agreement with William Koziel

On September 22, 2011, Cosi, Inc. (the “Company”) entered into an agreement (the “Agreement”) with William Koziel, the Company’s Chief Financial Officer.  The Agreement provides that if Mr. Koziel’s employment is terminated by the Company without “Cause” (as defined in the Agreement) at any time on or after the date of the appointment of a permanent Chief Executive Officer of the Company but prior to the first anniversary of such appointment, the Company shall continue to pay Mr. Koziel his then-current base salary and shall pay for the cost to continue his medical and health benefits coverage, in each case, as severance during the twelve-month period following such termination of employment.

A copy of the Agreement is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Agreement, dated September 22, 2011, by and between William Koziel and Così, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2011	Così, Inc. /s/ WILLIAM E. KOZIEL
Name: William E. Koziel Title: Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description	Paper (P) or Electronic (E)
10.1	Agreement, dated September 22, 2011, by and between William Koziel and Così, Inc.	E